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Exhibit 8.3

[LETTERHEAD OF KENDALL FREEMAN]

March     , 2007

Flagstone Reinsurance Holdings Limited
Crawford House
23 Church Street
Hamilton HM 11
Bermuda

Dear Ladies and Gentlemen:

        We are delivering this opinion in connection with the Registration Statement on Form S-1 (File No. 333-138182) ("Registration Statement") filed by Flagstone Reinsurance Holdings Limited (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offering by the Company of 13,000,000 of the Company's Common Shares, $0.01 par value per share (the "Common Shares"), and up to 1,950,000 Common Shares solely to cover over-allotment options.

        We have assumed the accuracy and completeness of all factual information provided to us in respect of the current and proposed activities in the UK of Flagstone Representatives Limited and the conformity to authentic originals of all documents submitted to us as copies.

        Based upon and subject to the foregoing and to the conditions and limitations contained in the discussion in the Registration Statement, we hereby confirm that the legal statements contained in the Registration Statement under the heading "Material Tax Considerations—Taxation of the Company and Subsidiaries—United Kingdom," insofar as such statements summarize relevant aspects of the existing corporation tax and income tax laws of the United Kingdom and current practice of Her Majesty's Revenue & Customs referred to therein, constitute our opinion on such laws and practice as at the date of this letter.

        This opinion is based on our understanding of current English law, is governed by English law, and is only valid at the date of this letter and in relation to the facts known to us at that time.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the headings "Material Tax Considerations" and "Legal Matters" in the prospectus included in the Registration Statement.

Very truly yours,

Kendall Freeman

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  Exhibit 8.3